UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 27, 2009

Atlas America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32169 (Commission File Number)	51-0404430 (IRS Employer Identification Number)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of Principal Executive Offices) (Zip Code)

412-262-2830
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
q  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
q  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
q  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On April 27, 2009, Atlas America, Inc. (“ATLS” or the “Company”), Atlas Energy Resources, LLC (“ATN”) and Atlas Energy Management, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a Delaware limited liability company to be formed as a wholly owned subsidiary of the Company (“Merger Sub”) will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into ATN, with ATN continuing as the surviving company and a wholly owned subsidiary of ATLS.

     As of April 27, 2009, the Company and its subsidiaries (other than ATN and its subsidiaries) beneficially own, within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Act of 1934, as amended, 29,952,996 common units of ATN (the “ATN Common Units”), representing approximately 47.26% of the outstanding ATN Common Units.

     Subject to the terms and conditions of the Merger Agreement, if and when the Merger is completed, each outstanding ATN Common Unit, other than treasury units and ATN Common Units owned by ATLS and its subsidiaries, will be cancelled and converted into the right to receive 1.16 (the “Exchange Ratio”) shares of ATLS common stock (the “Merger Consideration”). In addition, as of the consummation of the Merger, each outstanding restricted stock unit, phantom unit and unit option of ATN will be converted into an equivalent restricted stock unit, phantom stock and stock option of ATLS, respectively, with adjustments in the number of shares and exercise price to reflect the Exchange Ratio, but otherwise on the same terms and conditions as were applicable prior to the Merger.

     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the board of directors of the Company will consist of the ten independent directors of ATLS and ATN serving at the time the Merger is consummated, as well as Edward E. Cohen and Jonathan Z. Cohen, Chief Executive Officer and Vice Chairman, respectively, of both Atlas America and Atlas Energy.

     The Merger Agreement contains (a) customary representations and warranties of ATLS and ATN; (b) covenants of ATLS and ATN to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of ATLS and ATN not to take certain actions during such period, including prohibitions on the declaration or payment of dividends and distributions.

     Consummation of the Merger is subject to conditions set forth in the Merger Agreement, including, among others, (1) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding ATN Common Units, (2) the approval of the issuance of ATLS common stock in the Merger (the “Stock Issuance”) by the affirmative vote of the holders of a majority of the ATLS common stock voting at a stockholders’ meeting, (3) the approval of an amendment to the ATLS certificate of incorporation to increase the number of authorized shares for the issuance of ATLS common stock in the Merger (the “Charter Amendment”) by the affirmative vote of the holders of a majority of the outstanding ATLS common stock, (4) the consent of the lenders for the Merger under the Credit Agreement, dated as of June 29, 2007, and the related loan documents, among the Company, as parent guarantor,

Atlas Energy Operating Company, LLC, as borrower, and the agents and lenders thereunder and, (5) certain other customary closing conditions.

     The board of directors of the Company has approved the Merger Agreement and adopted a resolution recommending adoption of the Charter Amendment and approval of the Stock Issuance by the ATLS stockholders. The board of directors of ATN and a special committee comprised entirely of independent ATN directors also approved the Merger Agreement and adopted a resolution recommending approval of the Merger and adoption by the ATN unitholders.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

     The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01.      Regulation FD Disclosure.

     On April 27, 2009, ATLS and ATN held a presentation for investors, analysts and others regarding the proposed Merger (the “Meeting”), which was accessible via the Internet and by conference call. At the Meeting, ATLS and ATN discussed certain financial and other information relating to the Merger (the “Merger Presentation Materials”), the Merger Agreement, as well as other items, and also held a live question and answer session following such discussion. A copy of the conference call transcript is attached and furnished as Exhibit 99.1 to this Form 8-K report and is incorporated herein by reference. The furnishing of the transcript is not intended to constitute a representation that such furnishing is required by Regulation FD or that the transcript includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

     The Merger Presentation Materials are included as Exhibit 99.2 to this report and are incorporated into this Item 7.01 by reference. The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

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Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Each of Atlas America, Inc. (“Atlas America”) and Atlas Energy Resources, LLC (“Atlas Energy”) cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between a subsidiary of Atlas America and Atlas Energy, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity price; inability to obtain capital needed for operations; the level of indebtedness; changes in government environmental policies; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in either company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including each company’s report on Form 10-K for the year ended December 31, 2008. There can be no assurance that the transactions described in this document will be consummated. Forward-looking statements speak only as of the date hereof, and each company assumes no obligation to update such statements.

Additional Information About the Merger

In connection with the proposed merger between a subsidiary of Atlas America and Atlas Energy, Atlas America expects to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Atlas America and Atlas Energy, which will also constitute a prospectus of Atlas America. Each of Atlas America and Atlas Energy will mail the joint proxy statement/prospectus to their respective equityholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the joint proxy statement/prospectus when it becomes available, as well as other filings containing information about Atlas America and Atlas Energy, without charge, at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Atlas America may be obtained free of charge by directing such request to: Investor Relations, Atlas America, Inc., Westpointe Corporate Center One, 1550 Coraopolis Heights,

Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from Atlas America’s Investor Relations website at www.atlasamerica.com. The documents filed with the SEC by Atlas Energy Resources may be obtained free of charge by directing such request to: Investor Relations, Atlas Energy Resources, LLC, Westpointe Corporate Center One, 1550 Coraopolis Heights, Moon Township, PA 15108, (412) 262-2830. These documents may also be obtained for free from Atlas Energy Resource’s Investor Relations website at www.atlasenergyresources.com.

Atlas America, Atlas Energy and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlas America’s directors and executive officers is available in Atlas America’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008, and information regarding Atlas Energy’s directors and executive officers is available in Atlas Energy’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 8.01      Other Events.

                      On April 27, 2009, the Company issued a press release announcing the execution of the Merger Agreement. The text of the press release, which is attached hereto as Exhibit 99.3, is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2009, by and among Atlas Energy Resources, LLC, Atlas America, Inc., Atlas Energy Management,
Inc. and Merger Sub, as defined therein. Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The
Company agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

99.1	The transcript of conference call held on April 27, 2009 (solely furnished and not filed for purposes of Item 7.01).

99.2	Merger Presentation Materials (solely furnished and not filed for purposes of Item
7.01).

99.3	Press Release, dated April 27, 2009, announcing the execution of the Merger
Agreement.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas America, Inc.

Date: April 27, 2009	By: /s/Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2009, by and among Atlas Energy Resources, LLC, Atlas America, Inc., Atlas Energy Management, Inc. and
Merger Sub, as defined therein. Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

99.1	The transcript of conference call held on April 27, 2009 (solely furnished and not filed for purposes of Item 7.01).

99.2	Merger Presentation Materials (solely furnished and not filed for purposes of Item 7.01).

99.3	Press Release, dated April 27, 2009, Announcing the Execution of the Merger Agreement.